UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2024

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Belfield Office Park, Beech Hill Road Clonskeagh, Dublin 4 Ireland	D04 V972
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 (87) 223 2455

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On March 14, 2024, Flutter Entertainment plc (the “Company”) and certain of its subsidiaries entered into the First Incremental Assumption Agreement (the “Assumption Agreement”) to the Term Loan A, Term Loan B and Revolving Credit Facility Agreement dated as of November 24, 2023 (as amended, the “Credit Agreement”).

After giving effect to the Assumption Agreement, the aggregate principal amount of term B loans outstanding under the Credit Agreement will increase by $514.375 million (the “First Incremental Term B Loans”), which shall be fungible with the existing term B loans outstanding under the Credit Agreement. The First Incremental Term B Loans will:

(i)

refinance a corresponding amount of term B loans originally due to mature July 22, 2028 incurred by the Company pursuant to the Term Loan B Agreement dated as of July 29, 2022 with Deutsche Bank AG, New York Branch, acting as the original agent and security agent, and the lenders named therein;

(ii)	mature on November 30, 2030;

(iii)

bear interest, at the Borrower’s option, at a per annum rate equal to either (x) ABR (provided that in no event shall such ABR rate with respect to the First Incremental Term B Loans be less than 1.00% per annum) plus an applicable margin equal to 1.25% (or 1.00% upon the Net First Lien Leverage Ratio decreasing to 2.55:1 or below) or (y) Adjusted Term SOFR (provided that in no event shall such Adjusted Term SOFR rate with respect to the First Incremental Term B Loans be less than 0.50%) plus an applicable margin equal to 2.25% (or 2.00% upon the Net First Lien Leverage Ratio decreasing to 2.55:1 or below); and

(iv)

require scheduled amortization payments in quarterly amounts equal to 0.25% of the original principal amount of the First Incremental Term B Loans, payable quarterly, with the balance to be paid at maturity on November 30, 2030.

All other terms of the First Incremental Term B Loans and the Credit Agreement will remain substantially the same except as otherwise amended by the Assumption Agreement.

The foregoing description of the Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assumption Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 15, 2024, the Company released, via the Regulatory News Service in London, an announcement (the “RNS Announcement”) regarding its entering into the Assumption Agreement, which is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Incremental Assumption Agreement to the Syndicated Facility Agreement, dated March 14, 2024, among Flutter Entertainment plc, PPB Treasury Unlimited Company, Betfair Interactive US Financing LLC, TSE Holdings Limited, FanDuel Group Financing LLC, and Flutter Financing B.V., JPMorgan Chase Bank, N.A., as the First Incremental Term Lender and J.P. Morgan SE, as the administrative agent.

99.1	RNS Announcement dated March 15, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: March 15, 2024	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	General Counsel and Company Secretary